UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2003

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	1-7627 (Commission File Number)	74-1895085 (I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 688-9600

ITEM 5.  OTHER EVENTS

         On May 29, 2003, Frontier Oil Corporation issued a press release announcing that it entered into an amended and restated revolving credit facility. The press release and the amended and restated revolving credit agreement are filed as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and the contents of such exhibits are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) - Exhibits.

Exhibit 99.1 -	News release dated May 29, 2003.
Exhibit 99.2 -	Amended and Restated Revolving Credit Agreement dated May 27, 2003 among Frontier Oil Corporation, one of its wholly owned subsidiaries, Frontier Oil and Refining Company, as borrower, the lenders named therein, Union Bank of California, N.A., as administrative agent, documentation agent and lead arranger, and PNB Paribas, as syndication agent.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By:	/s/ Julie H. Edwards —————————————————— Julie H. Edwards Executive Vice President - Finance and Administration, Chief Financial Officer

Date:  May 29, 2003